Pricing Supplement dated December 16, 1998                        Rule 424(b)(2)
(To Prospectus dated October 21, 1998 and                     File No. 333-64665
Prospectus Supplement dated November 13, 1998)



                          PENTEGRA DENTAL GROUP, INC.

                    Convertible Subordinated Notes, Series A
                    ----------------------------------------

                            LEE R. CENTRACCO, D.D.S.



Principal Amount: $307,000                Interest Rate: 6% per annum
Issue Price:                              Maturity Date: November 1, 2003
   [X] 100% of Principal Amount           Original Issue Date: December 15, 1998
   [ ]    % of Principal Amount           Principal Payment Date(s): one-half on
                                          November 1, 2002 and one-half on
                                          November 1, 2003
Convertibility Commencement Date:         Initial Conversion Price: $6.75
   November 1, 1999
Convertibility Termination Date:
   November 1, 2003



Optional Redemption Prices if redeemed during the 12-month period beginning November 1 in the years indicated, expressed as a percentage of the principal amount:

                          Year          Redemption Price
                          ----          ----------------
                   1999...............        100%
                   2000...............        100%
                   2001...............        100%
                   2002...............        100%

                               End of Supplement